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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Essex Property Trust, Inc.:

         We consent to incorporation by reference in the registration statement and related prospectus dated February 19, 1997 on Form S-3 of Essex Property Trust, Inc. of our report dated February 7, 1996, relating to the consolidated balance sheets of Essex Property Trust, Inc. as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity and cash flows of Essex Property Trust, Inc. for the year ended December 31, 1995, and the period June 13, 1994 through December 31, 1994 and of Essex Partners Properties (the "Predecessor") for the period January 1, 1994 through June 12, 1994 and the year ended December 31, 1993 and the related financial statement schedule, which report appears in the December 31, 1995, annual report on Form 10-K, Form 10-K/A (Amendment No. 1) and Form 10-K/A (Amendment No. 2) of Essex Property Trust, Inc.

         We also consent to incorporation by reference in the aforementioned registration statement of our report dated September 18, 1996, relating to the Combined Historical Summary of Gross Income and Direct Operating Expenses of Camarillo Oaks, Treetops, Landmark and Eastridge for the year ended December 31, 1995, which report appears in Attachment A to Form 8-K dated September 11, 1996, as amended by Form 8-K/A dated October 17, 1996.

         We also consent to incorporation by reference in the aforementioned registration statement of our report dated December 13, 1996, relating to the Historical Summary of Gross Income and Direct Operating Expenses of Meadowood Apartments for the year ended December 31, 1995, which report appears in Form 8-K dated December 13, 1996.

         We also consent to the reference to our firm under the heading "Experts" in the prospectus.

                                                           KPMG PEAT MARWICK LLP

San Francisco, California
February 14, 1997